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                                                                    EXHIBIT 23.4

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 2001 (except with respect to the matters discussed in Notes 7 and 25, for which the dates are August 2, 2001 and June 1, 2001, respectively), on PerkinElmer, Inc.'s financial statements for the year ended December 31, 2000, included in its report on Form 8-K, dated August 3, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Boston, Massachusetts
August 3, 2001